SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

15100 North 78th Place, Suite 200, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

It is with deep regret and profound sadness that we are informing the public that Dr. Daniel R. Peralta, our President and Chief Executive Officer, major shareholder and director, and his wife died early in the morning of November 7, 2012 at their home in Scottsdale, Arizona. Dr. Peralta was 58 years old, and had received a doctoral degree in business administration from the University of Belgrano (Buenos Aires, Argentina) in 1988, and a bachelor’s degree in aeronautical engineering from the National Technology University, Buenos Aires, Argentina in 1982. Prior to becoming an American citizen, he was a Board member of the Central Bank of Argentina and held various positions in the Argentina government.

Our Board today has appointed Malcolm W. Sherman, Executive Vice President, to the offices of President and Chief Executive Officer, and has elected Santiago Peralta, age 24, the eldest son of Daniel Peralta, as a director of the Company. Santiago Peralta, who is now in business school at the Thunderbird School of Global Management, has worked extensively in Argentina with his father and our management in the negotiations for and operations in connection with the Company’s oil properties in that country.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: November 8, 2012	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman
Chief Executive Officer